UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 6, 2011

(Date of earliest event reported)

PAYCHEX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK		14625-2396
(Address of principal executive offices)		(Zip Code)

(585) 385-6666

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 6, 2011, Paychex, Inc. (the “Company”) announced that the Board of Directors (the “Board”) appointed Phillip Horsley to the Board. Mr. Horsley will serve on the Investment Committee and the Governance and Compensation Committee.

COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 7, 2011, the Company’s Board approved the following for the Company’s executive officers:

•

Performance stock options as provided under the Company’s 2002 Stock Incentive Plan, as amended and restated effective October 13, 2010. Performance is measured over three- and five-year periods at the end of which achievement is determined. The number of options to vest will be determined based on performance achievement. The grantee must be employed by the Company on the date of performance achievement to receive the options. The performance criteria are based on multiple-year service revenue and operating income targets.

The summary of the terms of the foregoing agreement is qualified in their entirety by reference to the text of the agreement.

Further Information

Additional information regarding compensation awarded to certain of the Company’s executive officers for the year ended May 31, 2011 will be provided in the Company’s proxy statement for its 2011 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission on or around August 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date: July 11, 2011	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief
Financial Officer

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